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                                                                    Exhibit 99.2


                CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the TEAM America, Inc., f/k/a TEAM Mucho, Inc. (the "Company"), Amendment No. 1 to the Quarterly Report on Form10-Q/A for the period ended March 30, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Jose C. Blanco, Chief Financial Officer of the Company, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

       (1). The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

       (2). The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Date:  August 13, 2002                  By: /s/ Jose C. Blanco
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                                           Jose C. Blanco
                                           Chief Financial Officer